STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

March 10, 2008

Job Number	**Corporation Number**	
C20080310-0914	C22034-2001	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amendment	20080162985-01	March 10, 2008 10:30:05 AM

Corporation Name	**Resident Agent**
MARANI BRANDS, INC.	INCORP SERVICES, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
	20080162985-01
Ross Miller	Filing Date and Time
Secretary of State	03/10/2008 10:30 AM
State of Nevada	Entity Number
	C22034-2001

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

FIT FOR BUSINESS INTERNATIONAL, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article First is amended to read as follows: "The name of the Corporation is Marani Brands, Inc."

Article Fourth is amended to increase the total number of shares of Common Stock which the Corporation is authorized to issue to Three Hundred Million (300,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which the Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

Article Fourth is amended to effectuate a 1-for-250 reverse split for the issued and outstanding shares of Common Stock of the Corporation. As a result of the stock split, each Two Hundred Fifty (250) shares of Common Stock issued and outstanding before the effectiveness of the split shall be exchanged for one (1) share of Common Stock after the split. Fractional shares will be rounded up to the next whole share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: Majority

4. Effective date of filing (optional): 03/24/08
(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
FIT FOR BUSINESS INTERNATIONAL, INC.

(Pursuant to NRS 78.385 and 78.390 – after issuance of stock)

The undersigned being the President and Secretary of Fit For Business International, Inc., a Nevada Corporation (the "Corporation"), hereby certify that pursuant to Unanimous Written Consent of the Board of Directors of said Corporation on February 14, 2008, and Majority Written Consent of Shareholders of said Corporation on February 14, 2008, it was voted that this Certificate of Amendment of Articles of Incorporation authorizing (i) a change of the Corporation's name, (ii) a 1-for-250 reverse stock split of the issued and outstanding shares of common stock of the Corporation, and (iii) an increase in the number of authorized shares of common stock from 100,000,000 to 300,000,000, be filed.

FIRST: The undersigned certify that article "First" of the Articles of Incorporation, originally filed on July 31, 2001, are amended to read as follows:

"The name of the Corporation is Marani Brands, Inc."

SECOND: The undersigned certify that article "Fourth" of the Articles of Incorporation are amended to read as follows:

"This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is Three Hundred Million (300,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

Effective upon filing this Certificate of Amendment the issued and outstanding shares of common stock of the Corporation shall be subject to a 1-for-250 reverse stock split. As a result of the stock split, each Two Hundred Fifty (250) shares of Common Stock issued and outstanding before the effectiveness of the split shall be exchanged for one (1) share of Common Stock after the split. Fractional shares will be rounded up to the next whole share.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications,

limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder."

The undersigned hereby certify that they have on this 3rd day of March, 2008 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

Adele Ruger, President

Adele Ruger, Secretary